Exhibit 99.2

SPECTRUM CONTROL, INC. AND SUBSIDIARIES

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Spectrum Control, Inc.

We have audited the accompanying consolidated balance sheets of Spectrum Control, Inc. and subsidiaries as of November 30, 2010 and 2009, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended November 30, 2010. Our audits also included the financial statement schedule listed in the Index at Item 15(a). These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Spectrum Control, Inc. and subsidiaries at November 30, 2010 and 2009, and the consolidated results of their operations and their cash flows for each of the three years in the period ended November 30, 2010, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Spectrum Control, Inc. and subsidiaries’ internal control over financial reporting as of November 30, 2010, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 10, 2011 expressed an unqualified opinion thereon.

/S/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania

February 10, 2011

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Spectrum Control, Inc.

We have audited Spectrum Control, Inc. and subsidiaries’ internal control over financial reporting as of November 30, 2010, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). Spectrum Control, Inc. and subsidiaries’ management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, as stated in their report which is included herein. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Spectrum Control, Inc. and subsidiaries maintained, in all material respects, effective internal control over financial reporting as of November 30, 2010, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Spectrum Control, Inc. and subsidiaries as of November 30, 2010 and 2009, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended November 30, 2010 of Spectrum Control, Inc. and subsidiaries and our report dated February 10, 2011, expressed an unqualified opinion thereon.

ERNST & YOUNG LLP

Pittsburgh, Pennsylvania

February 10, 2011

SPECTRUM CONTROL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

NOVEMBER 30, 2010 AND 2009

(Dollar Amounts in Thousands)

	2010	2009
Assets
Current assets
Cash and cash equivalents	$2,754	$6,090
Accounts receivable, less allowances of $955 in 2010 and $815 in 2009	25,892	22,623
Inventories, net	39,549	34,223
Deferred income taxes	1,681	1,425
Prepaid expenses and other current assets	1,143	2,434

Total current assets	71,019	66,795

Property, plant and equipment, net	29,210	26,383

Other assets
Goodwill	45,867	44,995
Other noncurrent assets	11,526	5,556

Total other assets	57,393	50,551

Total assets	$157,622	$143,729

Liabilities and Stockholders’ Equity
Current liabilities
Short-term debt	$1,000	$7,000
Accounts payable	7,527	7,124
Income taxes payable	754	-
Accrued liabilities	6,572	5,366
Current portion of long-term debt	70	65

Total current liabilities	15,923	19,555

Long-term debt	410	480
Other liabilities	433	728
Deferred income taxes	11,129	9,542

Stockholders’ equity
Common stock, no par value, authorized 25,000,000 shares, issued 14,796,157 shares in 2010 and 14,343,335 shares in 2009	52,768	48,919
Retained earnings	88,007	75,164
Treasury stock, 1,677,479 shares in 2010 and 2009, at cost	(11,788)	(11,788)
Accumulated other comprehensive income	740	1,129

Total stockholders’ equity	129,727	113,424

Total liabilities and stockholders’ equity	$157,622	$143,729

The accompanying notes are an integral part of the consolidated financial statements.

SPECTRUM CONTROL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED NOVEMBER 30, 2010, 2009, AND 2008

(Amounts in Thousands Except Per Share Data)

	2010	2009	2008
Net sales	$163,936	$132,306	$130,694

Cost of products sold	119,809	97,946	97,932

Gross margin	44,127	34,360	32,762

Selling, general and administrative expense	23,693	20,756	19,418

Income from operations	20,434	13,604	13,344

Other income (expense):
Interest expense	(100)	(190)	(369)
Other income and expense, net	(30)	(26)	505

	(130)	(216)	136

Income before provision for income taxes	20,304	13,388	13,480

Provision for income taxes	7,461	4,828	4,629

Net income	$12,843	$8,560	$8,851

Earnings per common share:
Basic	$1.00	$0.68	$0.68

Diluted	$0.98	$0.67	$0.67

Weighted average common shares outstanding:
Basic	12,849	12,604	13,069

Diluted	13,138	12,739	13,189

The accompanying notes are an integral part of the consolidated financial statements.

SPECTRUM CONTROL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED NOVEMBER 30, 2010, 2009, AND 2008

(Dollar Amounts in Thousands)

	Common Stock		Retained	Treasury	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Earnings	Stock	Income (Loss)	Equity
Balance - November 30, 2007	14,128,914	$46,950	$57,753	$(3,628)	$793	$101,868
Net income	-	-	8,851	-	-	8,851
Foreign currency translation adjustments	-	-	-	-	(148)	(148)

Comprehensive income	-	-	-	-	-	8,703

Issuance of common stock upon exercise of employee stock options	151,733	816	-	-	-	816
Purchase and retirement of common stock	(31,875)	(302)	-	-	-	(302)
Purchase of common stock, held in treasury	-	-	-	(8,160)	-	(8,160)
Tax benefits from exercise of stock options	-	102	-	-	-	102
Equity-based compensation	-	264	-	-	-	264

Balance - November 30, 2008	14,248,772	47,830	66,604	(11,788)	645	103,291
Net income	-	-	8,560	-	-	8,560
Foreign currency translation adjustments	-	-	-	-	484	484

Comprehensive income	-	-	-	-	-	9,044

Issuance of common stock upon exercise of employee stock options	123,634	865	-	-	-	865
Purchase and retirement of common stock	(29,071)	(265)	-	-	-	(265)
Tax benefits from exercise of stock options	-	42	-	-	-	42
Equity-based compensation	-	447	-	-	-	447

Balance - November 30, 2009	14,343,335	48,919	75,164	(11,788)	1,129	113,424
Net income	-	-	12,843	-	-	12,843
Foreign currency translation adjustments	-	-	-	-	(389)	(389)

Comprehensive income	-	-	-	-	-	12,454

Issuance of common stock upon exercise of employee stock options	589,599	3,976	-	-	-	3,976
Purchase and retirement of common stock	(136,777)	(1,825)	-	-	-	(1,825)
Tax benefits from exercise of stock options	-	1,085	-	-	-	1,085
Equity-based compensation	-	613	-	-	-	613

Balance - November 30, 2010	14,796,157	$52,768	$88,007	$(11,788)	$740	$129,727

The accompanying notes are an integral part of the consolidated financial statements.

SPECTRUM CONTROL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED NOVEMBER 30, 2010, 2009, AND 2008

(Dollar Amounts in Thousands)

	2010	2009	2008
Cash Flows From Operating Activities:
Net income	$12,843	$8,560	$8,851
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,423	4,944	4,447
Amortization	1,445	777	734
Deferred income taxes	627	1,310	557
Equity-based compensation	613	447	264
Tax benefits from exercise of stock options	(1,085)	(42)	(102)
Gain on insurance recoveries	-	(528)	-
Non-cash insurance recoveries	(295)	(250)	(479)
Changes in assets and liabilities, excluding effects of business acquisitions:
Accounts receivable	(1,562)	2,668	2,810
Inventories	(2,630)	10	(3,290)
Prepaid expenses and other assets	1,765	272	(958)
Accounts payable and accrued liabilities	2,396	867	(3,009)

Net cash provided by operating activities	19,540	19,035	9,825

Cash Flows From Investing Activities:
Payments for acquired businesses, net of cash received	(13,350)	(12,938)	(5,587)
Insurance proceeds related to property, plant and equipment	-	1,180	-
Purchase of property, plant and equipment	(6,398)	(3,952)	(4,440)

Net cash used in investing activities	(19,748)	(15,710)	(10,027)

Cash Flows From Financing Activities:
Net proceeds (repayment) of short-term borrowings	(6,000)	(3,000)	8,000
Repayment of long-term debt	(65)	(487)	(99)
Payment of debt issuance costs	(235)	-	-
Net proceeds from issuance of common stock	2,151	600	514
Purchase of common stock	-	-	(8,160)
Tax benefits from exercise of stock options	1,085	42	102

Net cash provided by (used in) financing activities	(3,064)	(2,845)	357

Effect of exchange rate changes on cash	(64)	213	59

Net increase (decrease) in cash and cash equivalents	(3,336)	693	214

Cash and cash equivalents, beginning of year	6,090	5,397	5,183

Cash and cash equivalents, end of year	$2,754	$6,090	$5,397

The accompanying notes are an integral part of the consolidated financial statements.

SPECTRUM CONTROL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended November 30, 2010

1.	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Spectrum Control, Inc. and its subsidiaries (the “Company”). All significant intercompany accounts are eliminated upon consolidation.

Nature of Operations

The Company designs and manufactures custom electronic components and systems and has operations in the United States, Mexico, China and Germany. The Company offers a broad line of products which are included in its four reportable business segments: Advanced Specialty Products; Microwave Components and Systems; Power Management Systems; and Sensors and Controls. Although its products are used in many industries worldwide, the Company’s largest markets are military/defense, communications, and medical/industrial equipment.

Cash Equivalents

The Company invests its excess cash in money market funds. All highly liquid money market instruments with original maturities of three months or less are considered to be cash equivalents.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. An allowance for doubtful accounts is maintained for potential credit losses based upon the expected collectibility of all accounts receivable. The Company determines the allowance based on an evaluation of numerous factors, including historical write-off experience and current economic conditions. On a monthly basis, all significant customer balances over 90 days past due are reviewed individually for collectibility. Account balances are charged off against the allowance after all reasonable means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

Derivative Financial Instruments

The Company occasionally enters into forward currency exchange contracts in the regular course of business to manage its exposure against foreign currency fluctuations on sales denominated in foreign currencies. The terms of the forward currency exchange contracts are generally nine months or less. These contracts are considered derivatives and are recognized on the consolidated balance sheet at fair value. Derivatives that are not considered effective hedges are adjusted to fair value through the consolidated statement of income. If the derivative is considered an effective hedge, depending on the nature of the hedge, changes in the fair value of the derivative are either offset against the change in fair value of assets, liabilities, or firm commitments through earnings or recognized in accumulated other comprehensive income or loss until the hedged item is recognized in earnings. The ineffective portion of a derivative’s change in fair value is immediately recognized in earnings.

Inventories

Inventories are valued at the lower of cost or market, with cost for raw materials, work-in-process and finished goods at standard cost, which approximates the first-in, first-out basis. For work-in-process and finished goods inventories, standard cost includes an allocation of manufacturing overhead based on normal production rates and capacity.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets using the straight-line method. Estimated useful lives are generally 20 years for land improvements, 15 to 30 years for buildings and improvements, and 3 to 8 years for machinery and equipment. Expenditures for maintenance and repairs are charged against earnings in the year incurred; major replacements, renewals and betterments are capitalized and depreciated over their estimated useful lives. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts and any gain or loss is reflected in earnings.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Goodwill

Goodwill represents the excess of cost over the fair value of net tangible and identifiable intangible assets of acquired businesses. At least annually (on September 1), goodwill is tested for impairment at the reporting unit (business segment) level by comparing the fair value of the reporting unit with its carrying value. Fair value is primarily determined by computing the future discounted cash flows expected to be generated by the reporting unit. If the carrying value exceeds the fair value, goodwill may be impaired. If this occurs, the fair value of the reporting unit is then allocated to its assets and liabilities in a manner similar to a purchase price allocation in order to determine the implied fair value of the reporting unit goodwill. This implied fair value is then compared with the carrying amount of the reporting unit goodwill, and if it is less, the Company would then recognize an impairment loss.

No goodwill impairment losses have been recognized in any of the periods presented herein.

Other Noncurrent Assets

Customer-related intangible assets (principally consisting of customer lists, sales order backlogs, and noncontractual customer relationships) acquired in business combinations are amortized to expense on a straight-line basis over estimated useful lives ranging from 3 to 10 years. Patents and patent rights are amortized to expense on a straight-line basis over periods not exceeding 17 years. Licenses for the use of intellectual property are amortized to expense on a straight-line basis over an estimated useful life of 6 years. The carrying value of these long-lived assets is periodically reviewed by the Company and impairments are recognized when the expected future operating cash flows derived from such intangible assets is less than their carrying value. No impairment losses have been recognized in any of the periods presented herein.

Debt issuance costs are amortized to expense on a straight-line basis over the term of the related indebtedness, which does not differ materially from the effective interest method.

Income Taxes

The Company uses the asset and liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are recorded for temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements, using statutory tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated results of operations in the period that includes the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more-likely-than-not that such assets will be realized.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more-likely-than-not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

Foreign Currency Translation

The assets and liabilities of the Company’s foreign operations are translated into U.S. dollars at year-end exchange rates. Revenue and expense accounts of these operations are translated at average exchange rates prevailing during the year. These translation adjustments are accumulated in a separate component of stockholders’ equity and other comprehensive income or loss.

Foreign Currency Transactions

Foreign currency transaction gains and losses are included in determining net income for the year in which the exchange rate changes.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Revenue Recognition

Revenue is recognized when all significant contractual obligations have been met, the sales price is fixed and determinable, product has been delivered, and collection of the resulting receivable is reasonably assured. Product sales are generally recorded at the time of shipment when title passes under the terms FOB shipping point or Ex Works. Payments received from customers in advance of products shipped are recorded as deferred revenue until earned. Sales of consigned inventories are recorded when the customer has taken title and assumed the risks and rewards of ownership as specified in the customer’s purchase order or sales agreement. Sales to third party distributors are made under contractual agreements that allow for limited rights of return and replacement. The contractual agreements do not provide any price protection for unsold inventory held by the distributor. Service revenues are recorded when the related services are performed. Patent licensing fees are recorded when the related technology rights are transferred.

The Company’s contracts and customer purchase orders generally do not include any customer acceptance clauses. In addition, the Company does not normally offer or grant any discounts. The Company’s product warranties usually extend for one year, and are limited to the repair and replacement value of the product. The Company does not have any other post shipment obligations. Sales returns and warranty expense are recorded as incurred and were not material in any of the periods presented herein.

Shipping and Handling Costs

Shipping and handling costs are included in cost of products sold.

Advertising and Promotion

Advertising and promotion costs are expensed as incurred. Advertising and promotion expense amounted to $886,000 in 2010, $824,000 in 2009, and $786,000 in 2008.

Research and Development

Research and development costs are expensed as incurred. Research and development expense amounted to $5,564,000 in 2010, $4,425,000 in 2009, and $3,743,000 in 2008.

Equity - Based Compensation

For employee services received in exchange for equity awards (including employee stock options), the Company measures the related compensation cost based on the fair value of the awards. The fair value of each option granted under the Company’s stock option plans is determined, as of the date of grant, using the Black-Scholes option pricing model. Within this valuation model, expected volatilities are based upon the historical volatility of the Company’s stock, and historical data is used to estimate option exercise and employee terminations. In addition, risk-free interest rates within the contractual life of the options are based on the U.S. Treasury yield curve in effect at the time of grant. During the years ended November 30, 2010, 2009, and 2008, options to purchase the Company’s Common Stock were granted with the following weighted average assumptions:

	2010	2009	2008
Expected volatility	50.40%	46.90%	33.10%
Risk-free interest rate	2.20%	1.72%	2.75%
Expected dividend yield	0.00%	0.00%	0.00%
Expected option life in years	5.00	5.00	5.00
Fair value per share	$6.00	$2.52	$3.89

During the year ended November 30, 2010, options to purchase 266,104 shares of the Company’s Common Stock were granted. Of these awards, options for 171,052 shares vest ratably over a three year period and expire five years from the date of grant (the “Base Awards”). The remaining options granted for 95,052 shares have three year cliff vesting and an option term of five years (the “Performance-Based Awards”). Vesting of the Performance-Based Awards is contingent upon the Company achieving certain levels of future sales growth and profitability.

During the years ended November 30, 2009 and 2008, options to purchase 297,000 shares and 380,500 shares, respectively, of the Company’s Common Stock were granted, comprised solely of Base Awards. Options granted during the year ended November 30, 2008, included options for 191,000 shares at an exercise price of $15.00 per share (the “original options”). These options were subsequently modified by canceling all 191,000 of the original options and then concurrently replacing them with options for 95,500 shares at an exercise price of $9.30 per share (the “replacement options”). All other terms of the replacement options remained the same as the original options. The fair value of the replacement options was determined to be less than the fair value of the original options immediately before cancellation. Accordingly, no incremental compensation cost is being recognized for the modification of the original options.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For Base Awards, compensation expense is recognized on a straight-line basis over the requisite service period of the awards. For Performance-Based Awards, no compensation expense has been recognized in the accompanying consolidated financial statements. Compensation expense related to these Performance-Based Awards will be recognized in future periods if it becomes probable that the performance conditions will be met. At November 30, 2010, the maximum compensation expense for all Performance-Based Awards, which may be recognized in future periods, amounted to $562,000.

For the years ended November 30, 2010, 2009, and 2008, equity-based compensation expense (related solely to Base Awards) was as follows (in thousands):

	2010	2009	2008

Equity-based compensation expense	$613	$447	$264

The above amounts are included in selling, general and administrative expense in the accompanying consolidated statements of income.

At November 30, 2010, the total future equity-based compensation expense (related to nonvested Base Awards) is expected to be recognized as follows (in thousands):

2011	$735
2012	472
2013	288
2014	122
2015	-

$1,617

Earnings Per Common Share

Basic earnings per common share is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted earnings per common share is computed by dividing net income by the sum of the weighted average number of common shares outstanding during the period and the effect of all dilutive common stock options. The treasury stock method is used to calculate the effect of dilutive shares, which reduces the gross number of dilutive shares by the number of shares that could be repurchased from the proceeds of the options assumed to be exercised.

Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Recent Accounting Pronouncements

ASC 805-10, “Business Combinations”

In December 2007, the Financial Accounting Standards Board (“FASB”) issued ASC 805-10, “Business Combinations”. The objective of this accounting guidance is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. Specifically, it establishes principles and requirements over how the acquirer: (1) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (2) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain price; and (3) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. ASC 805-10 changes the accounting treatment for certain specific items, including acquisition-related costs and restructuring costs associated with the acquisition. This accounting guidance applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 (the Company’s 2010 fiscal year), with early adoption prohibited. During the year ended November 30, 2010, the Company incurred acquisition-related costs of $418,000 in connection with three business acquisitions. In accordance with the provisions of ASC 805-10, these acquisition-related costs were charged to general and administrative expense in the accompanying consolidated statements of income.

ASC 350-30-35, “Intangibles Other Than Goodwill – Subsequent Remeasurements”

In April 2008, the FASB issued ASC 350-30-35, “Intangibles Other Than Goodwill – Subsequent Remeasurements”, which amends the list of factors an entity should consider in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset. These provisions apply to intangible assets that are acquired individually or with a group of assets and intangible assets acquired in both business combinations and asset acquisitions. Furthermore, these provisions remove the provision that requires an entity to consider whether the renewal or extension can be accomplished without substantial cost or material modifications of the existing terms and conditions associated with the asset. Instead, these provisions require that an entity consider its own experience in renewing similar arrangements. An entity would consider market participant assumptions regarding renewal if no such relevant experience exists. This accounting guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2008 (the Company’s 2010 fiscal year). The adoption of this accounting guidance, effective December 1, 2009, did not have any impact on the Company’s consolidated financial condition, results of operations, and cash flows for the year ended November 30, 2010.

ASC 805-20-25, “Business Combinations – Recognition of Identifiable Assets and Liabilities and Any Noncontrolling Interests”

In April 2009, the FASB issued ASC 805-20-25, “Business Combinations – Recognition of Identifiable Assets and Liabilities and Any Noncontrolling Interests”, which applies to all assets acquired and liabilities assumed in a business combination that arise from contingencies that would be within the scope of ASC 450, “Contingencies”, if not acquired or assumed in a business combination, except for assets or liabilities arising from contingencies that are subject to specific guidance in ASC 805-10, “Business Combinations”. These provisions require an acquirer to recognize at fair value, at the acquisition date, an asset acquired or a liability assumed in a business combination that arises from a contingency if the acquisition-date fair value of that asset or liability can be determined during the measurement period. If the acquisition-date fair value cannot be determined during the measurement period, the asset or liability shall be recognized at the acquisition date if it is probable that the asset existed or that a liability has been incurred at the acquisition date and the amount of the asset or liability can be reasonably estimated. These provisions are effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 (the Company’s 2010 fiscal year). The adoption of this accounting guidance, effective December 1, 2009, did not have any impact on the Company’s consolidated financial condition, results of operations, and cash flows for the year ended November 30, 2010.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2.	Acquisitions

On October 29, 2010, the Company acquired all of the outstanding common stock of Summit Instruments, Inc. (“Summit”). Summit, based in Akron, Ohio, designs and manufactures inertia sensors and related products including analog and digital accelerometers, angular rate sensors, and inertial measurement systems. Summit’s products are used in numerous military and aerospace applications, as well as industrial test and measurement instrumentation. The acquisition significantly expands the Company’s sensors and controls product offerings and capabilities. In addition, the Company believes that its low-cost manufacturing capability and established sales channels will provide additional revenue opportunities and improved profitability for Summit products. These factors contributed to a purchase price resulting in the recognition of goodwill.

The cash purchase price for Summit (net of cash received) was $5,439,000. The purchase price has been allocated to the assets acquired and liabilities assumed based upon their respective fair market values. Machinery and equipment values were determined by reference to undepreciated cost as of the date of acquisition, which the Company believes approximates fair value. The fair market values of identifiable intangible assets were determined by estimating the present value of future cash flows. The excess of the aggregate purchase price over the fair values of the net assets acquired was recognized as goodwill. The cash purchase price was primarily funded by borrowings under the Company’s domestic line of credit. In addition to the purchase price, the Company incurred acquisition-related costs of approximately $57,000, primarily consisting of legal and professional fees. These acquisition-related costs have been included in selling, general and administrative expense in the accompanying consolidated statement of income for the year ended November 30, 2010.

A preliminary allocation of the purchase price to the Summit assets acquired and liabilities assumed is as follows (in thousands):

Accounts receivable	$807
Inventories	687
Prepaid expenses and other current assets	26
Leasehold improvements	129
Machinery and equipment	425
Identifiable intangible assets	1,683
Accounts payable	(165)
Accrued liabilities	(169)
Income taxes payable	(232)
Deferred income taxes	(704)
Goodwill	2,952

$5,439

The Company expects a final allocation of the Summit purchase price to be completed in the first six months of fiscal year 2011, upon receipt and review of all relevant and necessary information. The identifiable intangible assets (consisting of customer-related intangible assets such as customer lists, sales order backlog, and non-contractual customer relationships) will be amortized to expense over estimated useful lives ranging from 3 to 10 years, with a weighted average amortization period of 7.6 years. The Summit goodwill acquired has been assigned to the Company’s Sensors and Controls reportable operating segment. The Company does not expect the acquired goodwill to be amortizable or deductible for tax purposes.

On June 18, 2010, the Company acquired substantially all of the assets and assumed certain liabilities of Sage Laboratories, Inc. (“Sage Labs”). Sage Labs, based in Hudson, New Hampshire, designs and manufactures custom RF and microwave products including filters, diplexers, multiplexers, hybrids, and digital frequency discriminators. A majority of Sage Labs’ components and subsystems are used in defense and aerospace applications, including missile defense systems, electronic warfare, military aircraft, and radar systems. The Company believes that Sage Labs’ product offerings and suspended substrate stripline technology are natural complements to the Company’s Microwave Components and Systems Business. The Company also believes that its vertical manufacturing processes, low-cost manufacturing capabilities, and established military sales channels will provide additional revenue opportunities and improved profitability for Sage Labs products. These factors contributed to a purchase price resulting in the recognition of goodwill.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The cash purchase price for Sage Labs was $6,512,000. The purchase price has been allocated to the assets acquired and liabilities assumed based upon their respective fair market values. Machinery and equipment values were determined by reference to undepreciated cost as of the date of acquisition, which the Company believes approximates fair value. The fair market values of identifiable intangible assets were determined by estimating the present value of future cash flows. The excess of the aggregate purchase price over the fair values of the net assets acquired was recognized as goodwill. The cash purchase price was primarily funded by borrowings under the Company’s domestic line of credit. In addition to the purchase price, the Company incurred acquisition-related costs of $361,000, primarily consisting of a transaction finders fee, legal services, and certain professional fees. These acquisition-related costs have been included in selling, general and administrative expense in the accompanying consolidated statements of income for the year ended November 30, 2010.

The allocation of the purchase price to the Sage Labs assets acquired and liabilities assumed is as follows (in thousands):

Accounts receivable	$1,175
Inventories	2,025
Prepaid expenses and other current assets	77
Leasehold improvements	301
Machinery and equipment	846
Identifiable intangible assets	1,510
Accounts payable	(308)
Accrued liabilities	(332)
Goodwill	1,218

$6,512

The identifiable intangible assets (consisting of customer-related intangible assets such as customer lists, sales order backlog, and noncontractual customer relationships) are being amortized to expense over estimated useful lives ranging from three to ten years, with a weighted average amortization period of approximately 5.1 years. The goodwill acquired has been assigned to the Company’s Microwave Components and Systems reportable operating segment. For tax purposes, the Company will amortize the acquired goodwill ratably over a 15 year period.

On June 18, 2010, in a separate transaction, the Company entered into an agreement with DRS – Signal Solutions, Inc. (“DRS”) under which the Company acquired certain inventories, equipment, and a fully paid non-royalty bearing license to manufacture and sell certain products using intellectual property owned by DRS. The aggregate purchase price for the acquired assets was $1,400,000. The acquired assets are expected to be used to support certain specific customer programs over the next six years. The aggregate purchase price of $1,400,000 has been allocated to the assets acquired based upon their respective fair market values. Values for inventories and equipment were determined by reference to original cost, which the Company believes approximates fair value as of the date of acquisition, with the remainder of the aggregate purchase price allocated to the acquired license. The license will be amortized to expense over its estimated useful life of six years.

The allocation of the purchase price to the DRS assets acquired is as follows (in thousands):

Inventories	$200
Machinery and equipment	150
Identifiable intangible assets (license)	1,050

$1,400

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The results of operations of the acquisitions enumerated above (Summit, Sage and DRS) have been included in the accompanying consolidated financial statements since the dates of acquisition, with aggregate revenues from the three acquisitions of $6,414,000 included in consolidated net sales for the year ended November 30, 2010. The following unaudited pro forma consolidated financial information has been prepared as if the acquisitions had occurred on December 1, 2008 (in thousands, except per share data):

	2010	2009
Net sales	$177,032	$151,569
Net income	14,289	9,494
Earnings per common share:
Basic	1.10	0.75
Diluted	1.08	0.75

Pro forma amounts are based upon certain assumptions and estimates, and do not reflect any benefits from economies which might be achieved from combined operations. The pro forma information does not necessarily represent results which would have occurred if the acquisitions had taken place on the basis assumed above, nor are they necessarily indicative of the results of future combined operations.

On November 30, 2009, the Company acquired substantially all of the assets and assumed certain liabilities of Micro Networks Corporation (“Micro Networks”). Micro Networks, with operations in Worcester, Massachusetts and Auburn, New York, designs and manufactures high-performance data conversion products, custom modules, and a broad line of filters, oscillators, and delay lines based on surface acoustic wave (“SAW”) technology. Micro Networks’ products also include integrated microwave assemblies with hybrid circuit design, precision bulk acoustic wave delay lines and synthesizers. The Company believes that these products and related SAW technology, which are used predominantly in defense and aerospace applications, are a natural complement and extension to its existing Microwave Components and Systems business segment. The Company also believes that its vertical manufacturing processes, low-cost manufacturing capabilities, and established military sales channels will provide additional revenue opportunities and improved profitability for Micro Networks’ products. These factors contributed to a purchase price resulting in the recognition of goodwill.

The aggregate cash purchase price for Micro Networks was $12,938,000. The purchase price has been allocated to the assets acquired and liabilities assumed based upon their respective fair market values. Land and building values were determined by independent appraisal. Machinery and equipment values were determined by reference to undepreciated cost as of the date of acquisition, which the Company believes approximates fair value. The fair market values of identifiable intangible assets were determined by estimating the present value of future cash flows. The excess of the aggregate purchase price over the fair values of the net assets acquired was recognized as goodwill. The aggregate cash purchase price, which includes legal fees and other costs directly related to the acquisition of $139,000, was partially funded by borrowings of $7,000,000 under the Company’s domestic line of credit. The Company utilized its existing cash reserves to satisfy the balance of the purchase price.

On November 30, 2009, the Company recorded a preliminary allocation of the Micro Networks purchase price. In fiscal year 2010, upon the receipt and review of all relevant and necessary information, a final allocation of the purchase price was completed which primarily resulted in a decrease of $3,298,000 to goodwill and an increase of $3,320,000 to customer-related intangible assets.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The final allocation of the purchase price to the Micro Networks assets acquired and liabilities assumed is as follows (in thousands):

Accounts receivable	$1,027
Inventories	3,387
Prepaid expenses and other current assets	19
Land	83
Building	517
Machinery and equipment	172
Accounts payable	(188)
Accrued liabilities	(285)
Identifiable intangible assets	3,320
Goodwill	4,886

$12,938

The identifiable intangible assets (consisting of customer-related intangible assets such as customer lists, sales order backlog, and noncontractual customer relationships) are being amortized to expense over estimated useful lives ranging from three to ten years, with a weighted average amortization period of approximately 9.1 years. The goodwill acquired has been assigned to the Company’s Microwave Components and Systems reportable operating segment. For tax purposes, the Company will amortize the acquired goodwill ratably over a 15 year period.

With the acquisition of Micro Networks occurring after the close of business on the last day of the Company’s 2009 fiscal year, no Micro Networks revenues or expenses have been included in the accompanying consolidated statement of income for the year ended November 30, 2009. The following unaudited pro forma consolidated financial information for the years ended November 30, 2009 and 2008, has been prepared as if the Micro Networks acquisition had occurred on December 1, 2007 (in thousands, except per share data):

	2009	2008
Net sales	$144,611	$145,992
Net income	8,731	10,425
Earnings per common share:
Basic	0.69	0.80
Diluted	0.69	0.79

On September 26, 2008, the Company acquired substantially all of the assets and assumed certain liabilities of SatCon Electronics, Inc. (“SatCon”). SatCon, based in Marlborough, Massachusetts, designs and manufactures high performance microelectronic components used in numerous military and commercial applications, including secure communication systems and high frequency wireless devices. These sophisticated products include hybrid components and subsystems, signal converters, and a full line of thin and thick film circuits. The aggregate cash purchase price for SatCon was $5,587,000, which was primarily funded by borrowings under the Company’s domestic line of credit. The results of operations of the SatCon business have been included in the accompanying consolidated financial statements since the date of acquisition.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3.	Inventories

Inventories by major classification are as follows:

	November 30
	2010	2009
	(in thousands)

Finished goods	$6,637	$5,548
Work-in-process	14,192	12,576
Raw materials	18,720	16,099

	$39,549	$34,223

At November 30, 2010 and 2009, inventories are presented net of inventory reserves of $1,486,000 and $991,000, respectively.

4.	Property, Plant and Equipment

Property, plant and equipment consist of the following:

	November 30
	2010	2009
	(in thousands)

Land and improvements	$2,380	$2,362
Buildings and improvements	16,039	15,841
Leasehold improvements	3,237	1,029
Machinery and equipment	50,851	45,045

	72,507	64,277
Less accumulated depreciation	43,297	37,894

	$29,210	$26,383

5.	Goodwill

Changes in the carrying amount of goodwill for the years ended November 30, 2010 and 2009, in total and for each reportable segment, are summarized as follows (in thousands):

	2010	2009
Goodwill, beginning of year	$44,995	$36,811
Goodwill acquired	4,170	8,184
Goodwill adjustment	(3,298)	-

Goodwill, end of year	$45,867	$44,995

	Advanced Specialty Products	Microwave Components and Systems	Sensors and Controls	Total

2010
Goodwill, beginning of year	$14,243	$23,046	$7,706	$44,995
Goodwill acquired	-	1,218	2,952	4,170
Goodwill adjustment	-	(3,298)	-	(3,298)

Goodwill, end of year	$14,243	$20,966	$10,658	$45,867

2009
Goodwill, beginning of year	$14,243	$14,862	$7,706	$36,811
Goodwill acquired	-	8,184	-	8,184

Goodwill, end of year	$14,243	$23,046	$7,706	$44,995

During the year ended November 30, 2010, the Company recorded goodwill in connection with its acquisitions of Summit and Sage Labs of $2,952,000 and $1,218,000, respectively. During the year ended November 30, 2009, the Company recorded $8,184,000 of goodwill in connection with its acquisition of Micro Networks, based upon a preliminary allocation of the related purchase price. As more fully described in Note 2 to the consolidated financial statements, the Company adjusted its preliminary allocation of the Micro Networks purchase price in fiscal year 2010 upon the receipt and review of all relevant and necessary valuation information.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6.	Other Noncurrent Assets

Other noncurrent assets consist of the following:

	November 30
	2010	2009
	(in thousands)
Amortizable assets:
Customer-related intangibles	$11,846	$6,926
Licenses	1,050	-
Patents and patent rights	335	325
Debt issuance costs	273	38

	13,504	7,289
Less accumulated amortization	3,772	3,959

	9,732	3,330
Other assets:
Prepaid environmental liability insurance (see Note 10)	1,711	2,121
Deferred charges	83	105

	$11,526	$5,556

For the year ended November 30, 2010, the weighted average amortization period for customer-related intangibles was 8.5 years. For the years ended November 30, 2009 and 2008, the weighted average amortization period for customer-related intangibles was 8.0 years.

For the years ended November 30, 2010, 2009, and 2008, amortization expense was $1,445,000, $777,000 and $734,000, respectively. During each of the five years ending November 30, 2015, amortization expense is expected to approximate $1,982,000, $1,863,000, $1,522,000, $1,082,000, and $820,000, respectively.

7.	Short-Term Debt

Short-term debt consists of the following:

	November 30
	2010	2009
	(in thousands)

Notes payable – domestic line of credit (1)	$1,000	$7,000

Notes payable – foreign line of credit (2)	-	-

	$1,000	$7,000

(1)	In September 2010, the Company and its principal lending institution (the “Bank”) amended their domestic line of credit agreement, increasing the aggregate amount of the line of credit to $50,000,000. Borrowings under the amended agreement are secured by substantially all of the Company’s tangible and intangible personal property, and bear interest at rates below the prevailing prime rate. The Bank’s revolving credit commitment is scheduled to be permanently reduced in accordance with the following schedule: (i) $2,000,000 on December 31, 2010; (ii) $3,000,000 on June 30, 2011; and (iii) $5,000,000 on December 31, 2011. During the year ended November 30, 2010, weighted average borrowings under the revolving line of credit amounted to $3,967,000 with an average interest rate of 1.37% and maximum month-end borrowings of $8,000,000. During the year ended November 30, 2009, weighted average borrowings were $3,808,000 with an average interest rate of 2.04% and maximum month-end borrowings of $9,000,000. The line of credit agreement contains certain covenants, the most restrictive of which require the Company to maintain designated minimum levels of net worth and profitability, and impose certain restrictions on the Company regarding additional indebtedness. At November 30, 2010, the Company was in compliance with all debt covenants. The amended line of credit agreement expires in September 2014.

(2)	The Company’s wholly-owned German subsidiary maintains an unsecured Euro line of credit with a German financial institution aggregating $1,303,000 (Euro 1,000,000). During the years ended November 30, 2010 and 2009, no borrowings were outstanding under this line of credit arrangement. Future borrowings, if any, will bear interest at rates below the prevailing prime rate and will be payable upon demand.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8.	Accrued Liabilities

Accrued liabilities consist of the following:

	November 30
	2010	2009
	(in thousands)

Accrued salaries and wages	$5,274	$4,365
Accrued environmental remediation costs (see Note 10)	280	278
Accrued interest	27	67
Accrued other expenses	991	656

	$6,572	$5,366

9.	Long-Term Debt

Long-term debt consists of the following:

	November 30
	2010	2009
	(in thousands)

Industrial revenue bonds	$480	$545

Less current portion	70	65

	$410	$480

The industrial revenue bonds bear interest at 5.36% and are collateralized by certain land and building and an irrevocable letter of credit issued by the Company, through its principal lending institution. The aggregate principal maturities of the bonds during each of the five years ending November 30, 2015, are $70,000 in 2011, $75,000 in 2012, $80,000 in 2013, $80,000 in 2014, and $85,000 in 2015. The bonds mature on December 1, 2015, with a final principal payment due on that date of $90,000.

10.	Other Liabilities

Other liabilities consist of the following:

	November 30
	2010	2009
	(in thousands)

Accrued environmental remediation costs	$713	$1,006

Less current portion	280	278

	$433	$728

The Company owns certain land and manufacturing facilities in State College, Pennsylvania. The property, which was acquired from Murata Electronics North America (“Murata”) in December 2005, consists of approximately 53 acres of land and 250,000 square feet of manufacturing facilities. Among other uses, the acquired facilities have become the design and manufacturing center for the Company’s ceramic operations, replacing the ceramic operations previously conducted by the Company in New Orleans, Louisiana.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The purchase price for the acquired property consisted of: (a) $1.00, plus (b) closing costs of $695,000 including realtor commissions, transfer taxes, and legal fees; plus (c) the assumption of, and indemnification of Murata against, all environmental liabilities related to the property. The acquired property has known environmental conditions that require remediation, and certain hazardous materials previously used on the property have migrated into neighboring third party areas. These environmental issues arose from the use of chlorinated organic solvents including tetrachloroethylene (“PCE”) and trichloroethylene (“TCE”). As a condition to the purchase, the Company entered into an agreement with the Pennsylvania Department of Environmental Protection (“PADEP”) pursuant to which: (a) the Company agreed to remediate all known environmental conditions relating to the property to a specified industrial standard, with the Company’s costs for remediating such conditions being capped at $4,000,000; (b) PADEP released Murata from further claims by Pennsylvania under specified state laws for the known environmental conditions; and (c) the Company purchased an insurance policy providing clean-up cost cap coverage (for known and unknown pollutants) with a combined coverage limit of approximately $8,200,000, and pollution legal liability coverage (for possible third party claims) with an aggregate coverage limit of $25,000,000. The total premium cost for the insurance policy, which has a ten year term and an aggregate deductible of $650,000, was $4,762,000. The cost of the insurance associated with the environmental clean-up ($3,604,000) is being charged to general and administrative expense in direct proportion to the actual remediation costs incurred. The cost of the insurance associated with the pollution legal liability coverage ($1,158,000) is being charged to general and administrative expense on a pro rata basis over the ten year policy term.

Based upon its environmental review of the property, the Company recorded a liability of $2,888,000 to cover probable future environmental expenditures related to the remediation, the cost of which is expected to be entirely covered by the insurance policy. As of November 30, 2010, remediation expenditures of $2,175,000 have been incurred and charged against the environmental liability, with all such expenditures being reimbursed by the insurance carrier. The remaining aggregate undiscounted expenditures of $713,000 which are anticipated to be incurred over the next five years, principally consist of: (a) continued operation and monitoring of the existing on-site groundwater extraction, treatment, and recharge system; (b) completion of soil investigations to determine the extent of potential soil contamination; (c) excavation and off-site disposal of soil containing contaminates above acceptable standards; and (d) implementation of soil vapor extraction systems in certain areas. Depending upon the results of future environmental testing and remediation actions, it is possible that the ultimate costs incurred could exceed the current aggregate estimate of $2,888,000. The Company expects such increase, if any, to be entirely covered by the insurance policy. Insurance recoveries for actual environmental remediation costs incurred are recorded when it is probable that such insurance reimbursement will be received and the related amounts are determinable. Such insurance recoveries are credited to the Company’s general and administrative expense.

Based on the Company’s current remediation plan, $280,000 of the total remediation costs are expected to be incurred during the next twelve months.

11.	Fair Value of Financial Instruments

The carrying amounts of cash, cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximate fair value due to the short-term maturities of these assets and liabilities. The carrying amounts of the Company’s long-term debt approximate fair value, based on borrowing rates currently available for debt of similar terms and maturities. The Company utilizes letters of credit to collateralize certain long-term borrowings. The letters of credit reflect fair value as a condition of their underlying purpose and are subject to fees competitively determined in the marketplace.

To protect against the reduction in value of forecasted foreign currency cash flows resulting from export sales, the Company maintains a foreign currency cash flow hedging program. Under this program, the Company occasionally hedges portions of its forecasted revenue denominated in foreign currencies with forward contracts. When the dollar strengthens significantly against the foreign currencies (primarily the Euro and British Pound Sterling), the decline in value of future foreign currency revenue is offset by gains in the value of the forward contracts designated as hedges. Conversely, when the dollar weakens, the increase in the value of future foreign currency cash flows is offset by losses in the value of the forward contracts. At November 30, 2010 and 2009, the Company did not have any material forward currency exchange contracts outstanding. Hedging ineffectiveness during the years ended November 30, 2010, 2009, and 2008 was not material to the consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12.	Treasury Stock

The Board of Directors has authorized the Company to repurchase up to $16,000,000 of the Company’s Common Stock at market prices. The amount and timing of the shares to be repurchased are at the discretion of management. During the years ended November 30, 2010 and 2009, no shares were repurchased under this program. During the year ended November 30, 2008, the Company repurchased 1,001,479 shares at an aggregate cost of $8,160,000. Since the inception of the stock buyback program, the Company has repurchased 1,677,479 shares at an aggregate cost of $11,788,000. The repurchased shares are held as treasury stock.

13.	Accumulated Other Comprehensive Income (Loss)

The components of accumulated other comprehensive income (loss) are as follows (in thousands):

Foreign Currency Translation Adjustments
Balance – November 30, 2007	$793

2008 Foreign currency translation adjustments	(148)

Balance – November 30, 2008	645

2009 Foreign currency translation adjustments	484

Balance – November 30, 2009	1,129

2010 Foreign currency translation adjustments	(389)

Balance – November 30, 2010	$740

14.	Insurance Recoveries

During the year ended November 30, 2009, the Company’s operating sites included a leased facility in Marlborough, Massachusetts (the “Marlborough Facility”) and an owned facility in Wesson, Mississippi (the “Wesson Facility”). In January 2009, the Marlborough Facility sustained wind damage to its roof which, in turn, resulted in water damage to certain machinery, equipment, and leasehold improvements. Also in January 2009, a small outbuilding at the Wesson Facility sustained a fire, destroying the outbuilding and certain plating equipment contained inside. The aggregate book value of the assets damaged or destroyed by these two involuntary conversions amounted to $652,000. In addition, the Company incurred costs of $106,000 for various clean-up, repairs and related outside services. Upon the settlement of all related insurance claims, the Company received aggregate insurance recoveries of $1,286,000. Accordingly, the Company recorded a net gain of $528,000 representing the excess of the insurance recoveries over the carrying value of the assets destroyed and related costs incurred. This credit has been included in selling, general and administrative expense in the Company’s consolidated statement of income for the year ended November 30, 2009.

15.	Other Income and Expense

Other income and expense for the years ended November 30, 2010, 2009, and 2008, consist of the following (in thousands):

	2010	2009	2008
Investment income	$9	$34	$178
Patent licensing fees	-	-	340
Loss on foreign currency transactions	(39)	(60)	(13)

	$(30)	$(26)	$505

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16.	Income Taxes

For the years ended November 30, 2010, 2009, and 2008, income before income taxes consists of the following (in thousands):

	2010	2009	2008
U.S. operations	$19,557	$13,353	$13,414
Foreign operations	747	35	66

	$20,304	$13,388	$13,480

For the years ended November 30, 2010, 2009, and 2008, the provision for income taxes consists of the following (in thousands):

	2010	2009	2008
Current
U.S. Federal	$6,073	$3,033	$3,561
Foreign	210	(7)	(5)
State	551	492	514
Deferred
U.S. Federal	509	1,208	603
State	118	102	(44)

	$7,461	$4,828	$4,629

The difference between the provision for income taxes and the amount computed by applying the U.S. federal income tax rate in effect for the years ended November 30, 2010, 2009, and 2008, consists of the following (in thousands):

	2010	2009	2008
Statutory federal income tax	$7,106	$4,686	$4,718
State income taxes, net of federal tax effect	435	386	305
Research activities tax credit	-	(151)	(193)
Domestic production activities deduction	(210)	(175)	(186)
Foreign tax rates	(51)	(19)	(28)
Other items	181	101	13

	$7,461	$4,828	$4,629

Excess tax benefits realized upon the exercise of non-qualified stock options and disqualified incentive stock options are credited directly to stockholders’ equity. For the years ended November 30, 2010, 2009, and 2008, these tax benefits and related credits to stockholders’ equity amounted to $1,085,000, $42,000, and $102,000, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Significant components of the Company’s net deferred tax assets and liabilities are as follows:

	November 30
	2010	2009

	(in thousands)
Deferred tax assets:
Amortization of intangible assets	$803	$552
Inventory valuation	695	521
Accrued compensation	666	638
Allowance for doubtful accounts	341	284
Other	25	-

Deferred tax assets	2,530	1,995

Deferred tax liabilities:
Amortization of intangible assets	6,418	4,997
Depreciation of plant and equipment	3,180	2,898
Investment in subsidiaries	2,359	2,199
Other	21	18

Deferred tax liabilities	11,978	10,112

Net deferred tax liabilities	$(9,448)	$(8,117)

	November 30
	2010	2009
	(in thousands)

Net deferred tax assets:
Current	$1,681	$1,425

Net deferred tax liabilities:
Noncurrent	(11,129)	(9,542)

	$(9,448)	$(8,117)

The Company has not recorded deferred income taxes on the undistributed earnings of its foreign subsidiaries because of management’s intent to indefinitely reinvest such earnings. At November 30, 2010, the aggregate undistributed earnings of the foreign subsidiaries amounted to $5,092,000. Upon distribution of these earnings in the form of dividends or otherwise, the Company may be subject to U.S. income taxes and foreign withholding taxes. It is not practical, however, to estimate the amount of taxes that may be payable on the eventual remittance of these earnings.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income, management believes it is more likely than not the Company will realize the benefits of the deferred tax assets. Accordingly, no deferred tax asset valuation allowance was recorded at November 30, 2010 or 2009.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more-likely-than-not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended November 30, 2010, 2009, and 2008, a reconciliation of beginning and ending unrecognized tax benefits is as follows (in thousands):

Balance at December 1, 2007	$68
Increases related to current year tax positions	65

Balance at November 30, 2008	133
Increases related to current year tax positions	50

Balance at November 30, 2009	183
Increases related to current year tax positions	4
Decreases related to prior year tax positions	(39)

Balance at November 30, 2010	$148

The Company’s unrecognized tax benefits relate to certain U.S. tax credits and state income tax matters. As of November 30, 2010, 2009, and 2008, the Company’s unrecognized tax benefits of $148,000, $183,000 and $133,000, respectively, would affect the Company’s effective tax rate if recognized.

The Company’s practice is to recognize interest and penalties related to income tax matters as income tax expense. For each of the years presented herein, there were no significant amounts accrued or charged to expense for tax-related interest and penalties.

Although no income tax examinations are currently in process, the Company is subject to possible income tax examinations for its U.S. federal income tax returns filed for the tax years 2006 to present, and the tax year 2003 to present for most state income tax returns. International tax statutes may vary widely regarding the tax years subject to examination, but generally range from 2006 to the present.

17.	Earnings Per Common Share

The following table sets forth the computation of basic and diluted earnings per common share:

	2010	2009	2008

Numerator for basic and diluted earnings per common share (in thousands):
Net income	$12,843	$8,560	$8,851

Denominator for basic earnings per common share (in thousands):
Weighted average shares outstanding	12,849	12,604	13,069

Denominator for diluted earnings per common share (in thousands):

Weighted average shares outstanding	12,849	12,604	13,069

Effect of dilutive stock options	289	135	120

	13,138	12,739	13,189

Earnings per common share:

Basic	$1.00	$0.68	$0.68

Diluted	$0.98	$0.67	$0.67

In 2009, options to purchase 105,500 shares of Common Stock, at a weighted average exercise price of $9.25 per share, were outstanding but were not included in the computation of diluted earnings per share because their inclusion would be antidilutive. In 2008, options to purchase 1,103,734 shares of Common Stock, at a weighted average exercise price of $7.48 per share, were similarly excluded.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18.	Supplemental Cash Flow Information

Supplemental cash flow information for the years ended November 30, 2010, 2009, and 2008, consists of the following (in thousands):

	2010	2009	2008

Cash paid during the year for:

Interest	$140	$244	$357
Income taxes	4,207	3,488	6,759

Liabilities assumed in connection with:

Business acquisitions	1,910	597	1,344

19.	Common Stock Options

The Company has two plans that provide for granting to officers, directors, employees and advisors options to purchase shares of the Company’s Common Stock. Under the plans, option prices are not less than the market price of the Company’s Common Stock on the date of the grant, and all unexercised options expire five years from the date of grant. Most options become exercisable ratably over a three year period (the “Base Awards”), while the exercisability of certain options is contingent upon the Company achieving specified levels of future sales growth and profitability (the “Performance-Based Awards”). At November 30, 2010, options to purchase 1,262,496 shares of Common Stock were available for grant under the Company’s stock option plans.

A summary of the Company’s stock option activity for the years ended November 30, 2010, 2009, and 2008, is as follows:

	Number of Shares Under Option	Option Price
		Per Share	Weighted Average	Aggregate
Outstanding – November 30, 2007	1,065,967	$5.05 – 8.68	$6.93	$7,390,000
Granted during the year	380,500	8.38 – 15.00	11.94	4,545,000
Exercised during the year	(151,733)	5.05 – 8.68	5.38	(816,000)
Cancellations and forfeitures	(191,000)	15.00	15.00	(2,865,000)

Outstanding – November 30, 2008	1,103,734	6.31 – 9.30	7.48	8,254,000
Granted during the year	297,000	5.75 – 6.43	5.91	1,757,000
Exercised during the year	(123,634)	6.31 – 7.60	7.00	(865,000)
Cancellations and forfeitures	(215,000)	8.00 – 8.68	8.66	(1,862,000)

Outstanding – November 30, 2009	1,062,100	5.75 – 9.30	6.86	7,284,000
Granted during the year	266,104	12.72 – 13.91	13.01	3,461,000
Exercised during the year	(589,599)	6.31 – 9.30	6.74	(3,976,000)
Cancellations and forfeitures	(26,000)	5.75 – 12.72	9.65	(251,000)

Outstanding – November 30, 2010	712,605	$5.75 – 13.91	$9.15	$6,518,000

Exercisable:
November 30, 2010	49,165	$8.38 – 9.30	$8.78	$431,000

November 30, 2009	575,600	$6.31 – 7.60	$6.69	$3,848,000

November 30, 2008	656,598	$6.31 – 8.68	$7.37	$4,840,000

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table summarizes significant ranges of outstanding and exercisable stock options at November 30, 2010:

Option Price	Number of Shares Under Option
Range Per Share	Outstanding	Exercisable
$5.75 – 6.00	216,000	-
6.01 – 7.00	72,000	-
8.01 – 9.00	90,667	28,000
9.01 – 10.00	79,834	21,165
12.01 – 13.00	188,404	-
13.01 – 13.91	65,700	-

At November 30, 2010, the weighted average remaining contractual life of outstanding options was 3.9 years. Of the options outstanding at November 30, 2010, 49,165 were fully vested with a weighted average exercise price of $8.78 per share, while options for 663,440 shares were unvested at a weighted average exercise price of $9.17 per share. Based upon a closing market price of $15.27 per share for the Company’s Common Stock on November 30, 2010, the aggregate intrinsic value of all outstanding options was $4,364,000, including an aggregate intrinsic value of $319,000 for all exercisable stock options. During the years ended November 30, 2010, 2009, and 2008, the aggregate intrinsic value of stock options exercised amounted to $4,031,000, $272,000, and $568,000, respectively.

20.	Employee Savings Plan

The Company has a savings plan, available to substantially all U.S. employees, which permits participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. The Company matches employee contributions up to a maximum of 2.5% of compensation and may, at its discretion, make additional contributions to the plan. The Company’s aggregate contribution to the plan was $809,000 in 2010, $635,000 in 2009, and $601,000 in 2008.

21.	Concentration of Credit Risk

Financial instruments which potentially subject the Company to a concentration of credit risk principally consist of cash equivalents, forward currency exchange contracts, and trade receivables.

The Company places its temporary cash investments with high credit quality financial institutions which invest primarily in U.S. Government instruments, commercial paper of prime quality, certificates of deposit, and guaranteed bankers’ acceptances. The Company has never experienced any material losses on its temporary cash investments.

The Company is exposed to credit loss in the event of nonperformance by counterparties on foreign exchange contracts used in hedging activities. The counterparties to the Company’s forward currency exchange contracts are major financial institutions and the Company has never experienced nonperformance by any of its counterparties.

Although its products are used in many industries, the Company’s largest individual markets are military/defense and communications equipment. Accounts receivable from military/defense customers represented approximately 60% of total accounts receivable at November 30, 2010 and 2009. At November 30, 2010 and 2009, approximately 16% and 17%, respectively, of the Company’s accounts receivable were from customers in the communications equipment industry. To reduce credit risk, the Company performs ongoing credit evaluations of its customers, but does not generally require advance payments or collateral. The Company maintains a provision for potential credit losses based upon the expected collectibility of all accounts receivable.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

22.	Reportable Operating Segments

The Company designs, develops and manufactures custom electronic components and systems. Although it provides a wide range of products to many industries worldwide, the Company’s largest markets are military/defense, communications, and medical/industrial equipment.

The Company’s current operations are conducted in four reportable segments: advanced specialty products; microwave components and systems; power management systems; and sensors and controls. The Company’s Advanced Specialty Products Business designs and manufactures a broad range of products including antennas, specialty connectors, advanced ceramics, and electromagnetic interference (“EMI”) filters and interconnects. Our Microwave Components and Systems Business designs and manufactures microwave filters and components, high power amplifiers, oscillators, synthesizers, switched filter banks, and related systems and integrated assemblies. The Power Management Systems Business designs and manufactures custom AC and DC power distribution units, power outlet strips, power monitoring equipment, and our Smart Start power management systems. Our Sensors and Controls Business designs and manufactures rotary and linear positioning sensors, temperature sensing probes, thermistors, resistance temperature detector sensors, inertia sensors, inertial measurement systems, and related assemblies. The reportable segments are each managed separately because they manufacture and sell distinct products with different production processes.

The Company evaluates performance and allocates resources to its reportable segments based upon numerous factors, including segment income before income taxes. The accounting policies of the reportable segments are the same as those utilized in the preparation of the Company’s consolidated financial statements. However, substantially all of the Company’s general and administrative expenses, and nonoperating expenses, are not allocated to the Company’s reportable operating segments and, accordingly, these expenses are not deducted in arriving at segment income. Segment reportable assets are comprised of certain tangible assets (property, plant, equipment, and inventories) and goodwill.

For each period presented, the accounting policies and procedures used to determine segment income have been consistently applied. For the years ended November 30, 2010, 2009, and 2008, reportable segment information is as follows (in thousands):

	Advanced Specialty Products	Microwave Components and Systems	Power Management Systems	Sensors and Controls	Total
2010
Revenue from unaffiliated customers	$51,155	$79,935	$12,069	$20,777	$163,936
Depreciation and amortization expense	1,895	3,699	304	870	6,768
Segment income	9,684	13,224	3,586	3,280	29,774
Segment assets
Tangible assets	20,642	31,768	2,496	9,047	63,953
Goodwill	14,243	20,966	-	10,658	45,867
Capital expenditures	2,013	3,435	221	546	6,215
2009
Revenue from unaffiliated customers	42,001	60,069	10,268	19,968	132,306
Depreciation and amortization expense	1,953	2,601	280	812	5,646
Segment income	5,332	10,021	2,758	3,448	21,559
Segment assets
Tangible assets	20,125	25,482	2,743	7,541	55,891
Goodwill	14,243	23,046	-	7,706	44,995
Capital expenditures	1,030	2,326	99	298	3,753
2008
Revenue from unaffiliated customers	52,060	45,942	9,879	22,813	130,694
Depreciation and amortization expense	1,990	1,977	258	875	5,100
Segment income	9,343	5,492	1,705	3,771	20,311
Segment assets
Tangible assets	21,966	21,052	2,854	7,239	53,111
Goodwill	14,243	14,862	-	7,706	36,811
Capital expenditures	1,367	1,896	432	719	4,414

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended November 30, 2010, 2009, and 2008, reconciliations of reportable segment information to the Company’s consolidated financial statements are as follows (in thousands):

Depreciation and amortization expense	2010	2009	2008

Total depreciation and amortization expense for reportable segments	$6,768	$5,646	$5,100
Unallocated amounts:
Depreciation and amortization expense related to general and administrative activities	100	75	81

Consolidated depreciation and amortization expense	$6,868	$5,721	$5,181

Income before provision for income taxes	2010	2009	2008

Total income for reportable segments	$29,774	$21,559	$20,311
Unallocated amounts:
General and administrative expense	(9,340)	(7,955)	(6,967)
Interest expense	(100)	(190)	(369)
Other income and (expense), net	(30)	(26)	505

Consolidated income before provision for income taxes	$20,304	$13,388	$13,480

Assets	2010	2009	2008

Total assets for reportable segments	$109,820	$100,886	$89,922
Unallocated amounts:
Cash and cash equivalents	2,754	6,090	5,397
Accounts receivable	25,892	22,623	24,043
Other current assets	2,824	3,859	3,991
Other noncurrent assets	16,332	10,271	11,431

Total consolidated assets	$157,622	$143,729	$134,784

Capital expenditures	2010	2009	2008

Total capital expenditures for reportable segments	$6,215	$3,753	$4,414
Unallocated amounts:
Capital expenditures related to general and administrative activities	183	199	26

Total consolidated capital expenditures	$6,398	$3,952	$4,440

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The Company has operations in the United States, Mexico, China and Germany. Sales are attributed to individual countries based on the location of the customer. The geographic distribution of sales and long-lived assets for 2010, 2009, and 2008 is as follows (in thousands):

2010	United States	Mexico	China	Germany	All Other Countries	Total

Revenue from unaffiliated customers	$135,174	$1,583	$2,635	$2,957	$21,587	$163,936
Long-lived assets:
Property, plant and equipment	28,316	91	788	15	-	29,210

2009

Revenue from unaffiliated customers	110,612	658	2,111	2,535	16,390	132,306
Long-lived assets:
Property, plant and equipment	25,164	116	1,086	17	-	26,383

2008

Revenue from unaffiliated customers	101,891	1,122	3,652	4,231	19,798	130,694
Long-lived assets:
Property, plant and equipment	25,599	71	1,558	22	-	27,250

In 2010, 2009, and 2008, the Company’s largest single customer (a prime supplier to the military/defense industry) represented 8%, 8% and 4%, respectively, of total consolidated net sales. Sales to this major customer consisted of various microwave components and systems, as well as certain advanced specialty products.

23.	Quarterly Financial Data (Unaudited)

	Year Ended November 30, 2010
	First	Second	Third	Fourth
	(in thousands, except per share data)

Net sales	$37,870	$39,731	$43,613	$42,722
Gross margin	8,879	11,091	12,717	11,440
Net income	2,408	3,271	3,896	3,268
Earnings per common share:
Basic	0.19	0.26	0.30	0.25
Diluted	0.19	0.25	0.30	0.25

	Year Ended November 30, 2009
	First	Second	Third	Fourth
	(in thousands, except per share data)

Net sales	$33,117	$33,623	$31,477	$34,089
Gross margin	8,258	8,948	7,749	9,405
Net income	2,153	2,221	2,041	2,145
Earnings per common share:
Basic	0.17	0.18	0.16	0.17
Diluted	0.17	0.18	0.16	0.17

Earnings per common share are computed independently for each of the quarters presented. Therefore, the sum of the quarterly earnings per share may not equal the total computed for the year.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

24.	Contingencies

The Company is subject to certain legal proceedings and claims arising in the ordinary course of business. In the opinion of management, the amount of any ultimate liability with respect to these actions will not materially affect the Company’s consolidated financial position, results of operations, or cash flows.

25.	Operating Leases

The Company has entered into several operating lease agreements, primarily relating to certain manufacturing facilities, computer equipment, and sales offices. These leases are noncancelable and expire on various dates through 2017. Leases that expire generally are expected to be renewed or replaced by other leases. Future minimum rental payments for all operating leases having initial or remaining noncancelable terms in excess of one year are as follow (in thousands):

2011	$1,914
2012	1,823
2013	1,419
2014	1,310
2015	937
Later Years	1,264

$8,667

Total rent expense under all operating leases amounted to $2,611,000 in 2010, $2,270,000 in 2009, and $2,157,000 in 2008.

Spectrum Control, Inc. and Subsidiaries

Schedule II – Valuation and Qualifying Accounts

For the Three Years Ended November 30, 2010

(Amounts in Thousands)

Column A	Column B	Column C	Column D		Column E

Description	Balance at Beginning of Year	Additions Charged to (Credited Against) Costs and Expenses	Deductions		Balance at End of Year

Year ended November 30, 2008:

Allowance for doubtful accounts	$971	$212	$250	(1)	$933

Reserve for excess and slow- moving inventories	$1,228	$1,506	$1,029	(2)	$1,705

Year ended November 30, 2009:

Allowance for doubtful accounts	$933	$(36)	$82	(1)	$815

Reserve for excess and slow- moving inventories	$1,705	$1,152	$1,866	(2)	$991

Year ended November 30, 2010:

Allowance for doubtful accounts	$815	$198	$58	(1)	$955

Reserve for excess and slow- moving inventories	$991	$1,341	$846	(2)	$1,486

(1)	Uncollectible accounts written off, net of recoveries

(2)	Inventories physically scrapped